EXHIBIT 10.6
                          CELLULAR PHONE SALES CONTRACT

This agreement dated the 23rd day of April, 2001 by and between Beck Management, Inc., an Ohio corporation with its corporate offices at 3371 Hidden Meadow Court, Lewis Center, Ohio 43035 hereinafter known as "BMI," and IDS Cellular, 3350 North West 2nd Avenue, Suite A-44, Boca Raton, Florida 33431, hereinafter known as "IDS."

WHEREAS, BMI has a valid license or agreement(s) to sell Sprint PCS cellular services.

WHEREAS, IDS posses a unique marketing capability and wishes to market Spring PCS cellular services on behalf of and to the benefit of BMI.

WHEREAS, IDS agrees to provide qualified sales with credit approved by Sprint PCS to BMI or their designate. BMI agrees to submit the necessary consumer information to Sprint PCS and provide follow up as needed.

THEREFORE, in consideration of the mutual premises and covenants set forth herein and for good and valuable consideration detailed herein the parties agree as follows:

A) Both parties agree they will cooperate with each other in this endeavor to the fullest extent possible and will not withhold reasonable cooperation from each other.

B) Both parties assume their own risk relating to the loss of revenue due to any unavailability of cellular services or non-payment of commissions from Sprint PCS.

C) Except as expressly set forth herein, no representation of warranty of any kind or nature has been made by IDS, or BMI, as to the benefits, profits or income, of any nature, which may or may not be derived by the parties from the transactions contemplated herein. IDS is not responsible for any refusal or inability to complete sales transactions for any reason. Further, BMI is not responsible for revenue to IDS for sales if Sprint PCS doesn't pay BMI for the same sales. Any chargebacks from Sprint will be shared in the same manner as standard commissions.

D) Both parties agree to bear the cost of their own legal fees arising out of any dispute between the parties and make all reasonable efforts to resolve any disputes through good faith negotiations which shall take place and be concluded within three (3) business days of the disagreement.

E) This Agreement shall be construed to be in accordance with the laws of the State of Ohio and both parties agree to comply with all applicable laws in performance of their responsibilities under this Contract.


                                                      IDS______        BMI______

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F)       All advertising and marketing by IDS for Sprint PCS cellular services shall be in good character, lawful and conform to any FCC, FTC, Sprint PCS or any other regulatory agency of appropriate jurisdiction.

G) Each party has the right to cancel this agreement with a thirty (30) day written notice with or without cause and this agreement shall remain in effect until such time that it is terminated by written notice. All payments due to IDS from BMI will continue for Sprint PCS cellular services per the Schedule A for all Sprint PCS commissions owed and earned but not yet paid so as to include all sales that were generated by IDS. If BMI gets paid then IDS gets paid.

H) If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants, or restrictions of this Agreement shall remain in full force and effect.

I) Both parties agree to hold each other harmless for any legal action taken by any third party.

J) The parties agree that there will be confidential information exchanged between their respective companies and that the information will not be used by either party for any purpose other than the performance of this Agreement. The parties agree, unless by order of a court with proper jurisdiction, they will not disclose any information pertaining to this agreement unless written permission has been granted by the non-disclosing party. The parties agree that the disclosure of confidential information is in violation of this Agreement and will cause irreparable injury for which it would have no adequate remedy at law. Accordingly, the non- disclosing party shall be entitled to immediate injunctive relief prohibiting any violation of the Agreement without the need to provide a bond or other security in addition to any other rights and remedies available.

K) BMI or their designate agrees to provide five (5) daily sales reports per week and one (1) monthly revenue report pertaining to sales generated by IDS. IDS acknowledges and concurs that BMI may have sales other than those generated by IDS which would be exempt from any revenue split. BMI acknowledges and concurs that IDS have similar agreements and sales through other entities which would be exempt from any revenue split.

L) Each party agrees to be responsible for their own insurance and taxes. This would include but not be limited to income tax, sales tax, self-employment tax, general liability insurance, workers compensation insurance. If either party is found liable for payment of any taxes on behalf of the other than each party agrees to compensate the other, in full, upon demand.

                                                      IDS______        BMI______

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M)       BMI and IDS agree that nothing in this agreement shall be construed in a manner to characterize this agreement as an exclusive agreement, partnership or joint venture.

N) This Agreement contains the entire understanding between the parties. No other agreements, representations, warranties or other matters, oral or written, purportedly agreed to or represented shall be deemed to bind the parties hereto. Each party acknowledges entering into this Agreement solely on the basis of the representation contained herein.

O) Both parties acknowledge and represent they are in sound financial condition and not contemplating bankruptcy or are currently under protection from creditors by a bankruptcy court.



                                                      IDS______        BMI______


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
BECK MANAGEMENT, INC.                       IDS CELLULAR, INC.



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SIGNED                                      SIGNED

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TITLE                                       TITLE

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DATE                                        DATE


                                                      IDS______        BMI______




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
                                   SCHEDULE A
                                   ----------

         The parties agree to a sharing of the "Standard Commissions" paid by Sprint PCS to BMI per the following rates:

SERVICE PLAN           STANDARD COMMISSION              IDS           BMI
------------           -------------------              ---           ---
$29.99                      $100.00                   $67.00         $33.00
$49.99                      $150.00                   $100.00        $50.00
$69.99                      $200.00                   $134.00        $66.00
$99.99                      $250.00                   $167.50        $82.50
$149.99                     $300.00                   $201.00        $99.00
$199.99                     $350.00                   $234.50        $115.50

BMI will be paid by Sprint PCS for all sales made by IDS once per month for the previous months sales. BMI will notify IDS immediately upon receipt of such payment. IDS and BMI will conference by phone to review the payment information and agree on the amounts due to IDS within 24 hours of receipt of funds by BMI and BMI will remit payment of the appropriate shares of the standard commission at the conclusion of said meeting.

It is understood by both parties that from time to time the Schedule A may be modified as a result of Sprint PCS making changes to their "Standard Commission" rates which will require both parties to sign a new Schedule A.

It is agreed that IDS will be generating sales for BMI at a considerable cost to IDS and that BMI will be receiving substantial revenue most of which is due IDS therefore, IDS is entitled to expeditious payment without offset or delay.

BECK MANAGEMENT, INC.                       IDS CELLULAR, INC.



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SIGNED                                      SIGNED

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TITLE                                       TITLE

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DATE                                        DATE


                                                      IDS______        BMI______


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